Exhibit 99.6

PRELIMINARY PROXY

NORTHERN STAR ACQUISITION CORP.

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Tel. (212) 818-8800

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

[•], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the annual meeting to be held virtually over the Internet by means of a live audio webcast at [•] EST on [•], 2021, and hereby appoints Jonathan J. Ledecky and James Brady, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of Northern Star Acquisition Corp. (“Northern Star”) registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE PIPE PROPOSAL) BELOW, “FOR” EACH OF THE PROPOSALS 3 TO 6 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 7 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 8 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 9 (THE ESPP PROPOSAL), AND “FOR” PROPOSAL 10 (THE ADJOURNMENT PROPOSAL) BELOW.

THE NORTHERN STAR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE PIPE PROPOSAL) BELOW, “FOR” EACH OF THE PROPOSALS 3 TO 6 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 7 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 8 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 9 (THE ESPP PROPOSAL), AND “FOR” PROPOSAL 10 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, PIPE PROPOSAL, CHARTER PROPOSALS, DIRECTOR ELECTION PROPOSAL, INCENTIVE PLAN PROPOSAL AND ESPP PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.  To approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the merger of NSAC Merger Sub Corp. with and into Barkbox, Inc., and the issuance of shares of Northern Star’s common stock to Barkbox, Inc.’s securityholders in the Merger.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2. To approve the issuance of an aggregate of 20,000,000 shares of Northern Star common stock in a private placement at a price of $10.00 per share, for an aggregate purchase price of $200,000,000.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To approve amendments to Northern Star’s current amended and restated certificate of incorporation to:

3. change the name of Northern Star to “The Original BARK Company”;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.  increase the number of shares of common stock Northern Star is authorized to issue to 500,000,000 shares and remove the provisions for Northern Star’s current Class B common stock so that the Class B common stock will cease to exist and Northern Star will have a single class of common stock;

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.  add supermajority voting provisions requiring the affirmative vote of the holders of 66 2/3% of the voting power of all of the then outstanding shares of the capital stock to amend certain provisions of the second amended and restated certificate of incorporation, to adopt, amend or repeal any provision of the bylaws, or to remove any director, or the entire Board of Directors; and

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6. remove the various provisions applicable only to special purpose acquisition companies and make certain other changes that the Northern Star board deems appropriate for a public operating company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7. To elect seven directors who, upon the consummation of the Business Combination, will be the directors of Northern Star, in the classes set forth below:

Class A (to serve until 2022 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
Jonathan J. Ledecky	[ ]	[ ]
Henrik Werdelin	[ ]	[ ]
Betsy McLaughlin	[ ]	[ ]

Class B (to serve until 2023 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
Joanna Coles	[ ]	[ ]
Matt Meeker	[ ]	[ ]

Class C (to serve until 2024 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
Manish Joneja	[ ]	[ ]
Jim McGinty	[ ]	[ ]

8. To approve the 2021 Equity Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

9. To approve the 2021 Employee Stock Purchase Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

10.  To adjourn the annual meeting to a later date or dates if it is determined by the officer presiding over the annual meeting that more time is necessary for Northern Star to consummate the Merger and the other transactions contemplated by the Merger Agreement.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.